Calculation of Filing Fee Tables
S-4
ISABELLA BANK CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, no par value per share	Other	839,003		$ 29,102,713.93	0.0001381	$ 4,019.08
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 29,102,713.93		$ 4,019.08
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,019.08
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Represents the maximum number of shares of Isabella Bank Corporation ("Isabella") common stock, no par value per share, to be issuable upon completion of the merger transaction (the "merger") by and among Isabella, 401 Merger Sub, Inc. and Grand River Commerce, Inc. ("Grand River") described in the enclosed proxy statement/prospectus and the merger agreement. The maximum number of shares of Isabella common stock to be issuable upon completion of the merger is disclosed in the merger agreement. The amount in the "Maximum Aggregate Offering Price" column is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rule 457(f)(1) and Rule 457(f)(3) promulgated thereunder. Grand River common shares are traded on the OTC Market Group's OTCQX Market. Therefore, the maximum aggregate offering price has been calculated as (i) the product of (a) $5.17, the average of the bid and asked price per Grand River common share as reported on the OTC Market Group's OTCQX Market as of July 22, 2026, and (b) 9,161,529, the number of Grand River common shares to be exchanged in the merger, minus (ii) $18,262,391, the maximum amount of cash to be paid by Isabella in connection with the merger and the other transactions described in the enclosed proxy statement/prospectus and the merger agreement. Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0001381.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
9,161,529	$ 5.17	$ 47,365,104.93		$ 18,262,391.00	$ 29,102,713.93

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date